UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 28, 2017 (November 28, 2017)

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, CT 06180

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 28, 2017 (the “Effective Date”), Tauriga Sciences, Inc. (the “Company”) entered into a Confidential Settlement Agreement and Release (the “Settlement Agreement”) with Group 10 Holdings LLC (“Group 10”) to fully extinguish the $348,000 assessed liquidated damage total (the “Liquidated Damages”). The Liquidated Damages assessment was derived from the $96,000 12% Convertible Debenture issued to Group 10 by Tauriga on July 14, 2015 (the “Note”).

The consideration to be paid by Tauriga to Group 10 is as follows: one-time cash payment of $60,000 due on or before December 10, 2017 and one-time issuance of 25,000,000 shares of Tauriga’s common stock.

Both the Company and Group 10 agreed to exchange general releases of all claims against the other relating to the Note and/or the Liquidated Damages as part of the Settlement Agreement and to avoid any future public comments regarding the settlement, unless required by law.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

The shares of common stock issued under the Settlement Agreement will be “restricted securities” as defined by the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy common stock.

Item 7.01	Regulation FD Disclosure

On November 28, 2017, the Company issued a press release regarding the information set forth in Items 1.01 and 3.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1*	Press release issued by Tauriga Sciences, Inc. on November 28, 2017.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2017

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer